Media Contact:             Gavin Anderson & Company           Washington Mutual
                           Michael Geczi/Hollis Rafkin-Sax    Bill Ehrlich
                           212-373-0226/0231                  1-800-228-9268

Investor Contact:          Washington Mutual
                           JoAnn DeGrande
                           1-206-461-3186
                                                              March 27, 1997
                                                       FOR IMMEDIATE RELEASE


            WASHINGTON MUTUAL DISMISSES AHMANSON'S LATEST ALLEGATION

     SEATTLE -- Washington Mutual, Inc. (Nasdaq: WAMU) today issued the following statement in response to Ahmanson's (NYSE: AHM) statement that it had asked the Securities and Exchange Commission (SEC) to review Washington Mutual's ability to use pooling-of-interests accounting for its proposed merger with Great Western Financial Corporation (NYSE: GWF).

         "With its latest unfounded `allegation of the day,' Ahmanson is again attempting to distract stockholders and the investment community from the superior value offered by the Washington Mutual/Great Western merger," Washington Mutual stated. "This latest desperate attempt comes on the heels of Great Western's board of directors reaffirming the superiority of Washington Mutual's transaction over Ahmanson's revised hostile bid.

          "Washington Mutual has never in its history instituted a common stock repurchase program, has never stated an intention to institute such a program, and has no plans to do so in the future. The financial markets have consistently supported the company's growth strategy as the best way to deliver shareholder value. The Washington Mutual/Great Western combination is a continuation of this growth strategy, which is predicated on sound capital ratios, a strong balance sheet, consistent profitability and superior earnings growth."

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         "Washington Mutual's management has worked closely with its experienced team of legal, accounting and financial advisors, and is well aware of the requirements for qualifying the proposed merger as a pooling of interests. Washington Mutual does not intend to take any action that would impair its ability to account for its merger with Great Western as a pooling of interests."

         With a history dating back to 1889, Washington Mutual is a diversified financial services company focusing on families and small- and medium-size businesses. At year-end, Washington Mutual and its subsidiaries had assets of $44.6 billion and operated more than 550 offices in Washington, California, Oregon, Idaho, Utah, Montana, Arizona, Colorado and Nevada. The company's subsidiaries provide consumer and commercial banking, full-service securities brokerage, mutual fund management and insurance underwriting.

                                      # # #

Great Western Financial Corporation ("Great Western") and certain other persons named below may be deemed to be participants in the solicitation of proxies in connection with the merger of Great Western and a wholly-owned subsidiary of Washington Mutual, Inc. ("Washington Mutual") pursuant to which each outstanding share of Great Western common stock would be converted into 0.9 shares of Washington Mutual common stock (the "Merger"). The participants in this solicitation may include the directors of Great Western (James F. Montgomery, John F. Maher, Dr. David Alexander, H. Frederick Christi, Stephen E. Frank, John
V. Giovenco, Firmin A. Gryp, Enrique Hernandez, Jr., Charles D. Miller, Dr. Alberta E. Siegel and Willis B. Wood, Jr.); the following executive officers of Great Western: J. Lance Erikson, Carl F. Geuther, Michael M. Pappas, A. William Schenck III, Ray W. Sims, and Jaynie M. Studenmund; and the following other members of management of Great Western: Stephen F. Adams, Bruce F. Antenberg, Barry R. Barkley, Ian D. Campbell, Charles Coleman, Allen D. Meadows, and John
A. Trotter (collectively, the "Great Western Participants"). As of the date of this communication, James F. Montgomery and John F. Maher beneficially owned 605,488 shares and 611,762 shares of Great Western common stock, respectively (including shares subject to stock options exercisable within 60 days). The remaining Great Western Participants do not beneficially own, individually or in the aggregate, in excess of 1% of Great Western's equity securities. Great Western has retained Goldman, Sachs & Co. ("Goldman Sachs") and Merrill Lynch & Co. ("Merrill Lynch") to act as its financial advisors in connection with the Merger, as well as the merger proposal by H. F. Ahmanson & Company, for which they received and may receive substantial fees, as well as reimbursement of reasonable out-of-pocket expenses. In addition, Great Western has agreed to indemnify Goldman Sachs and Merrill Lynch and certain persons related to them against certain liabilities, including certain liabilities under the federal securities laws, arising out of their engagement. Each of Goldman Sachs and Merrill Lynch is an investment banking firm that provides a full range of financial services for institutional and individual clients. Neither Goldman Sachs nor Merrill Lynch admits that it or any of its directors, officers or employees is a "participant" as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended, in the proxy solicitation, or that
Schedule 14A requires the disclosure of certain information concerning Goldman Sachs and Merrill Lynch. In connection with Goldman Sachs's role as financial advisor to Great Western, Goldman Sachs and the following investment banking employees of Goldman Sachs may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are stockholders of Great Western: Joe Wender, John Mahoney, Andy Gordon, Todd Owens and Andrea Vittorelli. In connection with Merrill Lynch's role as financial advisor to Great Western, Merrill Lynch and the following investment banking employees of Merrill Lynch may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are stockholders of Great Western: Herb Lurie, Louis S. Wolfe, Paul Wetzel, Frank V. McMahon, John Esposito, Alex Sun, Christopher Del-Moral Niles and Kavita Gupta. In the normal course of their respective businesses Goldman Sachs and Merrill Lynch regularly buy and sell securities issued by Great Western and its affiliates ( "Great Western Securities") and Washington Mutual and its affiliates ("Washington Mutual Securities") for its own account and for the accounts of its customers, which transactions may result from time to time in Goldman Sachs and its associates and Merrill Lynch and its associates having a net "long" or net "short" position in Great Western Securities, Washington Mutual Securities, or option contracts or other derivatives in or relating to Great Western Securities or Washington Mutual Securities. As of March 14, 1997, Goldman Sachs held positions in Great Western Securities and Washington Mutual Securities as principal as follows: (i) net "long" 9,669 of Great Western's common shares; (ii) net "long" $1 million of Great Western's deposit notes; and
(iii) net "long" 1,098 shares of Washington Mutual's common stock. As of March 14, 1997, Merrill Lynch had positions in Great Western Securities and Washington Mutual Securities as principal as follows: (i) net "long" 8,800 of Great Western's common shares; (ii) net "long" 1, 775 shares of Great Western's 8.30% preferred stock; and (iii) net "long" 1,527 of Washington Mutual's common shares.


     Other participants in the solicitation include Washington Mutual and may include the directors of Washington Mutual (Douglas P. Beighle, David Bonderman, Herbert M. Bridge, J. Taylor Crandall, Roger H. Eigsti, John W. Ellis, Daniel J. Evans, Anne V. Farrell, William P. Gerberding, Kerry K. Killinger, Samuel B. McKinney, Michael K. Murphy, Louis H. Pepper, William G. Reed, Jr., and James H. Stever); the following executive officers of Washington Mutual: Lee Lannoye, William A. Longbrake, Deanna W. Oppenheimer, Craig E. Tall and S. Liane Wilson; and the following other members of management of Washington Mutual: Karen Christensen, JoAnn DeGrande, William Ehrlich, James B. Fitzgerald, Marc Kittner and Douglas G. Wisdorf (collectively, the "Washington Mutual Participants"). As of the date of this communication, David Bonderman, J. Taylor Crandall and Kerry
K. Killinger beneficially owned 1,894,141 shares, 6,549,755 shares and 1,044,224 shares of Washington Mutual common stock, respectively. The remaining participants do not beneficially own, individually or in the aggregate, in excess of 1% of Washington Mutual's equity securities. The Washington Mutual Participants do not beneficially own, individually or in the aggregate, in excess of 1% of Great Western's equity securities.

     Washington Mutual has retained Lehman Brothers Inc. ("Lehman Brothers") to act as its financial advisor in connection with the Merger for which it received and may receive substantial fees as well as reimbursement of reasonable out-of-pocket expenses. In addition, Washington Mutual has agreed to indemnify Lehman Brothers and certain persons related to it against certain liabilities, including certain liabilities under the federal securities laws, arising out of its engagement. Lehman Brothers is an investment banking firm that provides a full range of financial services for institutional and individual clients. Lehman Brothers does not admit that it or any of its directors, officers or employees is a "participant" as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended, in the proxy solicitation, or that
Schedule 14A requires the disclosure of certain information concerning Lehman Brothers. In connection with Lehman Brother's role as financial advisor to Washington Mutual, Lehman Brothers and the following investment banking employees of Lehman Brothers may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are stockholders of Washington Mutual and Great Western: Steven B. Wolitzer, Philip R. Erlanger, Sanjiv Sobti, David J. Kim, Craig P. Sweeney and Daniel A. Trznadel. In the normal course of its business Lehman Brothers regularly buys and sells Washington Mutual Securities and Great Western Securities for its own account and for the account of its customers, which transactions may result from time to time in Lehman Brothers and its associates having a net "long" or net "short" position in Washington Mutual Securities, Great Western Securities, or option contracts or other derivatives in or relating to Washington Mutual
Securities or Great Western Securities. As of March 14, 1997, Lehman Brothers held positions in Washington Mutual Securities and Great Western Securities as principal as follows: (i) net "short" 124 of Washington Mutual's common shares; and (ii) net "short" 3,327 of Great Western's common shares.